PRELIMINARY/ PROXY STATEMENT

PRELIMINARY COPY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14A-ll(c)
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mPhase Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

mPhase Technologies, Inc.
(Name of Person(s) Filing Proxy Statement)

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PRELIMINARY COPY

mPHASE TECHNOLOGIES, INC.
587 CONNECTICUT AVENUE
NORWALK, CONNECTICUT 06854-1711
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF ANNUAL MEETINGS
FOR FISCAL YEARS ENDED JUNE 30, 2008 AND JUNE 30, 2009
TO BE HELD WEDNESDAY, OCTOBER 13, 2010

     A Special Shareholders Meeting of mPhase Technologies, Inc. will be held at 587 Connecticut Avenue, Norwalk, CT 06854, on Wednesday, October 13, 2010, at 10:00 a.m. local time, for the purpose of considering and voting upon:

     (1) A proposal to approve and adopt an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000,000 to 4,000,000,000 shares.

     (2) Such other business as may properly come before the meeting and any adjournment thereof.

     The above items are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on August 18, 2010 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of stockholders as of the record date will be available for inspection by stockholders at our corporate headquarters during business hours for a period of 10 days before the meeting.

By Order of the Board of Directors
Gustave T. Dotoli
Corporate Secretary

August 31, 2010

IMPORTANT

     Whether or not you expect to be present at the meeting, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY as promptly as possible in order to save us further solicitation expense. Shareholders of record attending the meeting may revoke their proxies at that time and personally vote all matters under consideration. There is an addressed envelope enclosed with the proxy for which no postage is required if mailed in the United States.

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

MPHASE TECHNOLOGIES, INC.	Meeting Information

Meeting Type: Special Meeting
For holders as of: August 18, 2010
Date: October 13, 2010
Time: 10:00 AM EST
Location: mPhase Technologies, Inc.
587 Connecticut Avenue
Norwalk, CT 06854

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

--Before You Vote --

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Reports for fiscal years ended June 30, 2009 and June 30, 2008

2. Notice and Proxy Statement

3. Amended and Restated By-Laws of the Company

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 23, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following proposal:

Approval of an amendment to our Amended Certificate of Incorporation authorizing an increase in authorized shares of common stock from 2 billion shares to 4 billion shares.

PRELIMINARY COPY

mPHASE TECHNOLOGIES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, OCTOBER 13, 2010

     This Proxy Statement is furnished to the shareholders of mPhase Technologies, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the Special Meeting of Shareholders and at any adjournments thereof. The Special Meeting will be held at our offices at 587 Connecticut Avenue, Norwalk, CT 06854, at 10:00 a.m. Eastern Time on Wednesday, October 13, 2010.

     The Company has been unable to hold two Annual Meetings of Shareholders for the fiscal years ended June 30, 2008 and June 30, 2009 owing to financial considerations during the past two years as a result, in part, of the global financial crisis that began in 2008. It is the intent of the Company to use its best efforts to hold its next Annual Meeting for the fiscal year ended June 30, 2010 no later than December 15, 2010. The Company, as a New Jersey Corporation, is subject to the provisions of Section 14A:5-2 of the New Jersey Business Corporation Law that provides as follows:

Annual Meeting of Shareholders

An annual meeting of shareholders shall be held at such time as may be provided in the by-laws, or as may be fixed by the board pursuant to authority granted in the by-laws, and, in the absence of such a provision, at noon on the first Tuesday of April. Failure to hold the annual meeting at the designated time, or to elect a sufficient number of directors at such meeting or any adjournment thereof, shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the corporation. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. If there is a failure to hold an annual meeting for a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Superior Court may, upon the application of any shareholder, summarily order the meeting or the election, or both, to be held at such time and place, upon such notice and for the transaction of such business as may be designated in such order. At any meeting ordered to be called pursuant to this section, the shareholders present in person or by proxy and having voting powers shall constitute a quorum for the transaction of the business designated in such order.

     For both years ended June 20, 2008 and June 30, 2009, the Company continued to function with the same Board of Directors and auditors elected or approved at its last Annual Meeting for the fiscal year ended June 30, 2007 that was held on August 27, 2008. On July 22, 2010, the Board of Directors appointed Demetrius & Company, L.L.C. as its independent auditors for the 2010 fiscal year, replacing Rosenberg Rich Baker Berman & Company, as set forth in the Company's Form 8-K filing of July 23, 2010. The Board of Directors remains unchanged and it and the Company's recently appointed auditors and any successors thereto approved by the Board shall continue to function in such roles for the Company until the next annual meeting for fiscal year ended June 30, 2010. The Company is using its best efforts to hold such Annual Meeting not later than December 15, 2010.

     After consulting with legal counsel, the Board of Directors of the Company determined that, given the lapse of time since the last Annual Meeting, it was in the best interest of all shareholders to hold this Special Meeting of Shareholders. The Company has included its most recent Annual Reports on Form 10-K for the fiscal years ended June 30, 2008 and June 30, 2009 and its Amended and Restated By-Laws. Such materials provide shareholders with the most current information about the Company that would otherwise have been provided if the Annual Meetings had taken place during the traditional time frame shortly after the close of a given fiscal year. Officers of the Company will be present at this Special Meeting of Shareholders to answer all questions regarding the decision to call such meeting in lieu of the two Annual Meetings of Shareholders for fiscal years ended June 30, 2008 and June 30, 2009.

     The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is August 31, 2010.

VOTING

General

     The securities that may be voted at the Special Meeting consist of our common stock, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of our shares who are entitled to notice of and to vote at the Special Meeting is August 18, 2010. On the record date, _____________ shares were outstanding and eligible to be voted at the Special Meeting.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum at this Special Meeting. Abstentions and broker non-votes shall be counted for purposes of determining a quorum. At a meeting where a quorum is present, with respect to the proposal for the amendment of the Company’s Amended Certificate of Incorporation to authorize an additional 2 billion shares of common stock for a total number of 4 billion authorized shares of common stock, the affirmative vote of a majority of the shares of the Company represented at the meeting in person or by proxy is required for approval.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” means the votes that could have been cast on the matter in question if the brokers had received their customers’ instructions and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. If no direction is made, this Proxy will be considered a “yes” vote with respect to the proposal.

Voting by Proxy

     Shares represented by properly executed proxies received at or before the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares represented by properly executed proxies for which no instruction is given will be voted “FOR” approval of the proposal described in this Proxy Statement. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment. Our shareholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares by filing with our corporate secretary a written revocation bearing a later date or by attending and voting in person at the Special Meeting. Mere attendance at the Special Meeting will not in and of itself revoke a proxy.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies (except for any proxies that have theretofore effectively been revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

PROPOSAL

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED CERTIFICATE OF INCORPORATION

     The Board of Directors has approved, and is recommending to the stockholders for approval at the Special Meeting, an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000,000 to 4,000,000,000 shares. The Board of Directors determined that this amendment is advisable and should be considered at the Special Meeting.

Purpose and Effect of the Amendment to Authorize Additional Shares of Common Stock

PROPOSAL TO AMEND THE COMPANY’S AMENDED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK
FROM 2,000,000,000 SHARES TO 4,000,000,000 SHARES

Background

     The Company’s Amended Certificate of Incorporation, as currently in effect, provides that the Company’s authorized capital stock consists of 2,000,000,000 shares of common stock, $.01 par value per share. Effective as of July 15, 2010, the Company’s Board of Directors approved an amendment to Article 4 of the Company’s Amended Certificate of Incorporation to increase the number of authorized shares of common stock from 2,000,000,000 shares to 4,000,000,000 shares. In accordance with New Jersey law, the proposed amendment to the Amended Certificate of Incorporation is subject to shareholder approval.

     In the event that shareholder approval of the proposed amendment is obtained, the Company expects to file a Certificate of Amendment to the Amended Certificate of Incorporation with the New Jersey Secretary of State on or about the close of business on the date of the Special Meeting.

     As of June 22, 2010, of the 2,000,000,000 shares of common stock currently authorized for issuance under the Amended Certificate of Incorporation, a total of 1,163,726,452 shares were issued and outstanding and 349,716,405 shares were reserved for issuance upon exercise of the Company’s stock options, warrants and other convertible debt securities that are currently outstanding and funded based upon the closing stock price of $.0192 per share on such date. In addition if all convertible debt were funded in cash to the Company of $5,420,000, the Company would be required to issue an additional 376,416,667 shares of its common stock based upon the stock price of $.0192 per share on June 22, 2010. An increase in the number of shares of common stock authorized for issuance under the Company’s Amended Certificate of Incorporation is necessary to permit the Company to have additional shares available for issuance in furtherance of the Company’s business purposes, as more fully set forth below under “Reasons for and Effects of the Proposal.”

Reasons for and Effects of the Proposal

     Due to the limited number of shares of common stock available to be issued, the Board of Directors has unanimously approved, and recommends that the shareholders approve, an amendment to the Company’s Amended Certificate of Incorporation pursuant to which the number of shares of common stock which the Company would be authorized to issue would be increased from 2,000,000,000 shares to 4,000,000,000 shares. As of June 22, 2010, the Company had outstanding 1,163,726,452 shares of common stock as well as warrants and options convertible into an additional 248,110,502 shares of common stock. In addition, the Company anticipates the need for significant additional shares in connection with future funding of over $5 million anticipated from future conversions of convertible debt securities.

     The Company traditionally financed its operations from inception to late 2007 through equity private placements with retail investments of its common stock and warrants. The equity market for the Company’s common stock contracted significantly in December of 2007. As a result, in order to finance its operations thereafter, the Company has issued convertible debentures and convertible notes to a number of hedge funds. Such transactions are highly dilutive since the conversion price of the convertible debt into common stock is at a discount ranging from 20-25% of the market price of the stock. From September 30, 2007 through September 23, 2008 the Company’s shares of common stock outstanding increased from 391,736,000 shares to 527,000,000 shares and by September 19, 2009 such outstanding shares had increased to 1,158,726,952 shares. The substantial increase in shares is attributable to the decline in the Company’s common stock value from $.076 per share in September of 2007 to $.04 per share in September of 2008 to $.024 per share in September of 2009. On July 19, 2010 the stock price closed at $.0155 per share. In order for the Company to raise a fixed amount of financing for operations, it has become necessary to issue an increased amount of shares upon conversions of convertible debt into shares of common stock at a fixed discount from the then current market price. The Company will continue to require substantial funds to be raised in the capital markets until it has achieved profitable operations. The Company is unable to predict when its operations may become profitable and therefore finds it necessary to increase its authorized shares in order to continue to finance for operations. The need for the substantial increase in authorized shares for the Company is especially critical at this time given the continuing volatility of the Company’s stock price and global uncertainty in the capital markets.

     The Company also currently plans to reserve not more than one billion shares of the additional authorized common stock for issuance in connection with benefit, option or stock ownership plans or employment agreements, as the case may be. In particular, substantial awards may be made in connection herewith to the Company’s key executives, Messrs. Durando, Dotoli and Smiley.

     The Board of Directors believes that an increase in authorized common stock would provide the Company with increased flexibility to issue and/or sell common stock from time to time at the discretion of the Board of Directors, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets; (iii) to satisfy any current or future financial obligations of the Company; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

     The Company expects to receive between $100,000 and $400,000 per month during the next 15 months through the conversion of convertible debt securities that is essential capital to maintain ongoing operations until sales revenues of its new emergency flashlight product materialize. In addition, the Company will need to raise an additional $5-10 million for product expansion and marketing and distribution during the next 12 months. Since the Company uses its stock as its main source of currency to sustain operations and fund further product development and commercialization, management believes that the additional number of authorized shares will enable it to continue development of the Company into an enterprise with revenue in the future.

     The proposed increase in the number of authorized shares of common stock will not change the number of shares of common stock outstanding or the rights of the holders of such stock. Other than issuing new shares of common stock upon the exercise of options, warrants, convertible debentures and convertible notes, the Company has no immediate plans to issue additional common stock out of the additional authorized shares. However, the Company does anticipate that it will need to raise additional equity capital in the near future through the issuance of common stock or securities convertible into or that otherwise grant the holder the right to purchase common stock. The records of the Company’s transfer agent indicated that as of June 22, 2010, the Company had 1,163,726,592 shares of common stock outstanding plus warrants at prices ranging from $.05 to $.35 per share convertible into 110,592,502 shares of common stock and options ranging from $.05 per share to $.30 per share convertible into 137,518,000 shares of common stock. Warrants convertible into 8,628,505 shares of common stock and options convertible into 7,775,000 shares of common stock expired during the period from January 1, 2010 through June 22, 2010. All warrants and options have fixed strike prices and none allow for cashless exercise.

     As of June 22, 2010, the Company’s convertible debt instruments were immediately convertible into 101,605,903 shares of common stock at a price discounted from the market price of $.0192 per share for $1,463,750 of funding already received by the Company. Based upon the market price of the Company’s common stock on June 22, 2010, additional conversions into 376,416,667 shares of common stock through November 17, 2012 may occur provided that the Company receives funding of $5,420,400 of additional cash under these agreements. The shares that would be issued under the convertible debt would increase in cases where the price of the Company’s common stock decreased. The Company may experience requests for conversions exceeding the total shares it has available over the life of the convertible debt agreements should its stock price decrease; in such case the Company believes it would not have a greater liability than that recorded on its Financial Statements, as amended, for convertible notes payable and the corresponding derivative liability. The Company also has outstanding officer notes for amounts owed that have limited conversion features effective from April of 2009 through April of 2014 that could be convertible into approximately 195,000,000 shares of common stock provided that such shares are available at the time of conversion.

The following table illustrates the shares issuable at a range of prices from $.01536, $.01920 (the actual price as of June 22, 2010) and $.02304 for obligations the Company has outstanding as of June 22, 2010.

		Potential Shares Issuable under Convertible Debt and Debenture Agreements

		Outstanding at June 22, 2010, upon Changes in the Company's Stock Price

			Stock Price for Conversion Calculation
Dollar Amounts of Funding			$0.01536	$0.0192	$0.02304
for Present Convertible Agreements Subject to Price Changes		Shares Subject to Issuance for Present Convertible Agreements	Price Decline Illustration-20%	(Actual Price June 22, 2010)	Price Increase Illustration-20%

Amount Funded	$1,463,750	Shares Currently Issuable	127,007,378	101,605,903	84,671,586

Amount Remaining to be Funded	$ 5,420,400	Shares Issuable Over Balance of Life of the Agreements	470,520,833	376,416,667	313,680,556
Total Amount of
Funding under Present
Convertible Agreements	$ 6,884,150	Total Shares Issuable	597,528,211	478,022,569	398,352,141

OUTSTANDING CONVERTIBLE DEBENTURES

Arrangement #1 (LaJolla Cove Investors Inc,)

On Sept 11, 2008, the Company issued a 7.25% convertible debenture in the principal amount of $2,000,000 to La Jolla Cove Investors, Inc. Interest only is payable monthly with any unpaid principal plus accrued interest payable on September 30, 2011. The Company received $200,000 in cash plus an 8.25% secured promissory note from the debenture holder in the principal amount of $1,800,000. Interest only is payable monthly with any unpaid principal plus accrued interest payable at maturity on September 30, 2011.

Conversion of outstanding debentures into common shares is at the option of the holder at a price equal to the dollar amount of the debenture divided by the lesser of $.35 per share or 80% of the three lowest volume weighted average prices during a 20 day trading period. The holder has converted $190,000 of the principal amount of the convertible debenture into 21,714,285 shares of common stock as of June 22, 2010.

If the price of the Company’s common stock is $.04 per share or greater prior to maturity, the holder of the convertible debenture may fund, under the terms of the secured promissory note, up to the remaining principal of $1,800,000 and convert such amount into a maximum of approximately 56,250,000 or fewer shares of common stock at the price set forth in the preceding paragraph.

Arrangement #2 (JMJ Financial, Inc.)

On August 19, 2009, the Company issued a 12% convertible note maturing on August 10, 2012 in the principal amount of $1,870,000 to JMJ Financial for a purchase price of $1,700,000. The Company initially received $250,000 in cash as partial payment of the purchase price for the convertible note plus a 13.2% secured promissory note maturing on August 10, 2012 in the amount of $1,450,000. To date the Company has received a total of $1,523,500 cash and has issued 109,920,635 shares of common stock to the holder upon conversions. The remaining $570,900 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock. The number of shares into which this convertible note can be converted is equal to the dollar amount of the debenture divided by 75% of the lowest trading price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on June 22, 2010 of $.0192 per share, the holder could convert the remaining principal amount plus interest of this convertible note into approximately 39,645,833 shares of common stock.

Arrangement #3 (JMJ Financial, Inc.)

On September 30, 2009, the Company issued a 12% convertible note maturing on September 23, 2012 in the principal amount of $1,200,000 to JMJ Financial for a purchase price of $1,100,000. The Company initially received $150,000 in cash as partial payment of the purchase price for the convertible note plus a 13.2% secured promissory note maturing on August 10, 2012 in the amount of $950,000. To date the Company has received a total of $150,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,094,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trading price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on June 22, 2010 of $.0192 per share, the holder could convert the remaining principal amount plus interest of this convertible note into approximately 93,333,334 shares of common stock.

Arrangement #4 (JMJ Financial, Inc.)

On November 17, 2009, the Company received a total of $186,000 of proceeds in connection with a new financing agreement with JMJ Financial. This transaction consists of the following: 1) a convertible note in the amount of $1,200,000 plus a one-time interest factor of 12% ($144,000) and a maturity date of September 23, 2012 and (2) a secured promissory note in the amount of $1,100,000 plus a one-time interest rate factor of 13.2% ($144,000) and a maturity date of September 23, 2012 due from the holder of the convertible note. Conversion of outstanding principal into shares of common stock is at the option of the holder. The number of shares into which this note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion.

To date, the Company has received a total of $186,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,058,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock . Based upon the price of the Company’s common stock on June 22, 2010 of $.0192 per share, the holder could convert the remaining principal amount plus interest of this convertible note into approximately 93,333,334 shares of common stock.

Arrangement #5 (JMJ Financial, Inc.)

On December 15, 2009, the Company entered into a new financing agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the amount of $1,500,000 plus a one time interest factor of 12% ($180,000) and a maturity date of December 15, 2012 and (2) a secured promissory note in the amount of $1,400,000 plus a one time interest rate factor of 13.2% ($180,000 ) and a maturity date of December 15, 2012 due from the holder of the convertible note.

To date, the Company has received a total of $300,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,280,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on June 22, 2010 of $.0192 per share, the holder could convert the remaining principal amount plus interest of this convertible note into approximately 116,666,667 shares of common stock.

Arrangement #6 (JMJ Financial, Inc.)

On April 5, 2010, the Company entered into a new financing agreement with JMJ Financial that consists of the following: 1) a convertible note issued by the Company in the principal amount of $1,200,000 plus a one time interest factor of 12% ($144,000) and a maturity date of December 15, 2012, and (2) a secured promissory note from the holder of the convertible note in the amount of $1,100,000 plus a one time interest rate factor of 13.2% ($144,000) and a maturity date of December 15, 2012.

To date the Company has received a total of $100,000 cash and has issued no shares of common stock to the holder upon conversions. The remaining $1,144,000 of cash to be received from the holder plus accrued and unpaid interest is convertible into shares of common stock at the option of the holder. Upon receipt, in full, of cash by the Company equaling the purchase price of the convertible note plus interest or any portion thereof payable through maturity, the holder may convert such portion of the total amount of interest funded that would accrue to maturity into additional shares of common stock. The number of shares into which this convertible note can be converted is equal to the dollar amount of the note divided by 75% of the lowest trade price during the 20 day trading period prior to conversion. Based upon the price of the Company’s common stock on June 22, 2010 of $.0192 per share, the holder could convert the remaining principal amount plus interest of this convertible note into approximately 93,333,334 shares of common stock.

Arrangement #7 (J. Fife)

On March 3, 2010, the Company entered into a new financing agreement with J. Fife that consists of a convertible note issued by the Company in the principal amount of $550,000, bearing interest at 7.5% per annum, in which the Company received $495,000 cash up front. The convertible note has a maturity date of four years from the date of issuance. In addition, the Company has committed to issue in the future two additional promissory notes, each in the principal amount of $275,000, each with an interest rate of 7.5% and each upon the receipt of $250,000 of cash funding in exchange for such notes. The issuance of each of such notes is expected to take place upon the full conversion by the holder of its previous note into common stock of the Company. Conversion of each of the convertible notes into common stock of the Company is at the option of the holder at a price equal to the dollar amount of the note being converted divided by 75% of the three lowest volume weighted average prices during the 20 day trading period immediately preceding the date of conversion. Based upon the price of the Company’s common stock on June 22, 2010 of $.0192 per share, the holder could convert the remaining principal amount plus interest of this convertible note into approximately 41,059,028 shares of common stock.

From December 31, 2007 through June 22, 2010, the Company has raised a total of $7,662,500 in cash proceeds from convertible debentures and notes and has issued 516,292,691 shares of common stock in connection with such securities.

Private Placements

During fiscal year ended June 30, 2008, the Company issued 24,600,000 shares of common stock in private placements raising $1,144,247. In addition the Company issued warrants in connection with such private placements convertible into 500,000 shares of common stock.

During fiscal year ended June 30, 2009, the Company issued 72,333,334 shares of common stock in private placements raising $720,000.

Reparation Shares

In private placements that occurred during the fiscal year ended June 30, 2008 and the fiscal year ended June 30, 2009 and continuing through the quarter ended December 31, 2009, the Company has, as indicated in its Form 10-K and Form 10-Q filings, issued reparation shares during such period to induce prior investors from earlier offerings to invest in additional shares of common stock of the Company. The Company also issued 1,700,000 reparation shares in November 2009 relating to the same private placements. The Company has, in three of the past ten years prior to the fiscal year commencing on July 1, 2007, issued reparation shares in order to induce prior investors in equity private placements of common stock of the Company to make an investment in a new private placement. This was necessary because the price of the Company’s common stock has generally declined over the course of the past ten years and the Company engaged exclusively in private placements of equity prior to December of 2007. None of the investors that have been issued reparation shares in the fiscal years ended June 30, 2008 or June 30, 2009 or for the period from July 1, 2009 through the date hereof are “related persons” as defined in Item 404 of Regulation S-K. The Company had no contractual or legal obligation to issue such shares for reparations and determined the issuance of each on a case by case basis as negotiated with its investor. As of the date hereof, there are no current agreements for the issuance of any additional reparation shares. The Company is unable to predict whether conditions in the financial markets in the future may require it to issue additional reparation shares in order to attract monies in future private placements of its common stock.

The determination of the quantity of reparation shares for the corrective issuance of each reparation for selected prior investments in private placements of the Company’s common stock was negotiated with each accredited investor at the time the subsequent new investment was made. This quantity was based on several factors including: (i) the market value of the Company’s common stock at the time of the prior investment in relation to the market value at the date of the new investment; (ii) the dollar amount of the prior investment in relation to the dollar amount of the new investment; and (iii) the current terms of private placements of common stock being offered by the Company to other accredited investors. All reparation costs were valued as of the date of the new investment. In no case did the corrective issuance exceed the reduction in the market value of the prior issuance.

The following tables summarize details of reparation expense for the last two fiscal years as follows:

For the fiscal year ended June 30, 2008

						NEW	ISSUANCE OF		REPARATION
***		REPARATION		PRIOR	NEW	INVESTMENT	REPLACEMENT		EXPENSE
DATE		SHARES	VALUE	INVESTMENT	INVESTMENT	SHARES	WARRANT(S)	VALUE	TOTAL
9/30/07	INVESTOR 1	1,349,842	$146,204.00	$1,026,723	$100,000	1,000,000	-	$ -	$146,204

9/30/07	INVESTOR 2	444,444	$22,222.00	$100,000	$50,000	500,000	-	$ -	$22,222

12/31/07	INVESTOR 3	792,857	$30,778.00	$55,000	$24,500	350,000	-	$ -	$30,778

4/8/08	INVESTOR 4	576,598	$31,719.00	$288,000	$85,000	1,700,000	-	$ -	$31,719

4/1/08	INVESTOR 5	-	$ -	$750,000	$722,222	11,111,112	11,111,112	$161,111	$161,111

	TOTALS	3,163,741	$230,923.00	$2,219,723	$981,722	14,661,112	11,111,112	$161,111	$392,034
					**	**	*	*

*** The date indicated was the execution and funding date of the new investment and the date the corresponding reparation shares or warrant(s) were issued.
** Included in proceeds from current year private placements and exercise of warrants.
* Issued as an inducement to an existing warrant-holder to make an investment of $722,222 based upon the exercise of previously issued warrants, as modified. Reparation costs associated with this warrant were measured at the difference between the original value of the warrants and the value of the warrant after modification, based upon the Black-Scholes model.
The warrant-holder exercised its right to purchase 11,111,112 shares of the Company's common stock under two previously issued warrants, at a price revised from each of the original prices in each of the two warrants. The previously outstanding warrants were fixed price warrants, each to purchase up to 555,555,556 shares of the Company's common stock at an exercise price of $.15 and $.18, respectively, through December 12, 2011. The revised prices of $.062 and $.067 per share, or approximately $.065 for all shares from both warrants, was based on 50% of the share price of the Company's common stock on March 28, 2009. As a condition to the re-pricing of the strike price of the warrants the warrant-holder was required to exercise such warrants by April 1, 2008 and the Company issued the warrant-holder a new replacement warrant at a fixed price of $.14 per share for 11,111,112 shares of common stock that can be exercised at any time through April 1, 2013.

For the fiscal year ended June 30, 2009

						NEW	ISSUANCE OF		REPARATION
***		REPARATION		PRIOR	NEW	INVESTMENT	REPLACEMENT		EXPENSE
DATE		SHARES	VALUE	INVESTMENT	INVESTMENT	SHARES	WARRANT(S)	VALUE	TOTAL
9/30/08	INVESTOR 1	3,862,000	$216,689	$1,000,000	$200,000	4,000,000	-	$ -	$216,689

3/25/09	INVESTOR 2	7,660,000	$99,483	$520,000	$150,000	15,000,000	-	$ -	$99,483

4/15/09	INVESTOR 3*	1,000,000	$12,000	$1,126,723	$ -	-	-	$ -	$12,000
5/15/09	INVESTOR 3*	1,000,000	$20,000	$ -	$ -	-	-	$ -	$20,000
6/15/09	INVESTOR 3*	1,000,000	$20,000	$ -	$ -	-	-	$ -	$20,000

6/29/09	INVESTOR 4	5,000,000	$64,000	$250,000	$50,000	5,000,000	-	$ -	$64,000

	TOTALS	19,522,000	$432,172	$2,896,723	$400,000	24,000,000	-	$ -	$432,172
					**	**

*** The date indicated was the execution and funding date of the new investment and the date the corresponding reparation shares or warrant(s) were issued.
** Included in proceeds from current year private placements.
* Investor reparation of prior investments to extend a current loan.

Estimated Allocation of 4 Billion Shares of Common Stock

Fully Diluted Outstanding Shares of Common Stock, Warrants and Options as of June 22, 2010	Officer Convertible Notes on June 22, 2010	Existing Convertible Debt Arrangements based on price of common stock on June 22, 2010	Future Convertible Debt Arrangements	Future Equity Financings	Employee Stock Awards and Option Awards

1,411,836,954 Shares	195,000,000 Shares	478,022,569 Shares	500,000,000 Shares	415,140,477 Shares	1,000,000,000 Shares

     Any issuance of additional shares of common stock could reduce the current shareholders' proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of common stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of stock to persons supportive of the Board of Directors could make it more difficult to remove incumbent management and directors from office. Although the Board of Directors intends to issue common stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of common stock may have, among others, a dilutive effect on earnings per share of common stock and on the equity and voting rights of holders of shares of common stock. The Board of Directors believes, however, that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh any such possible disadvantages.

     Ownership of shares of common stock entitles each shareholder to one vote per share of common stock. Holders of shares of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

     The increase in the authorized common stock will be implemented by effecting an amendment to the Company’s Amended Certificate of Incorporation, replacing the current Article 4 with a new Article 4 that states as follows:

     “The aggregate number of shares of common stock which the Corporation shall have authority to issue is 4,000,000,000 shares, par value $.01 per share.”

     Assuming the increase in authorized common stock is approved by the shareholders at the Special Meeting, an amendment to the Company’s Amended Certificate of Incorporation will be filed with the Secretary of State of the State of New Jersey, and the increase in authorized common stock will become effective as of 5:00 p.m. Eastern Time on the date of such filing. The Company expects that such filing will take place on or shortly after the date the Special Meeting is held. The increase in authorized common stock may be abandoned by the Board of Directors at any time before or after the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION, THEREBY INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 2,000,000,000 SHARES TO 4,000,000,000 SHARES, AS SET FORTH ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED TO APPROVE THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL.

Information Regarding Directors and Executive Officers

The Company is furnishing the following information that would have been contained in a proxy for an Annual Meeting of Shareholders for fiscal years ended June 30, 2008 and June 30, 2009 had such meetings in which an election of directors would normally occur been held in a timely manner shortly after the end of each fiscal year. Such information is being provided to shareholders to enable shareholders to evaluate management’s direct interest in the Company and compensation in common stock, which information shareholders may find relevant in determining whether to vote for an increase in the Company’s authorized shares of common stock from 2 billion to 4 billion shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 22, 2010 certain information regarding the beneficial ownership of our shares:

1.	by each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock;
2.	each of our directors;
3.	by each executive officer named in the Summary Compensation Table; and
4.	by all of our directors and executive officers as a group.

AFFILIATES (1 & 2)	Shares	Warrants	Options	TOTAL	%

Victor Lawrence	0	0	0	-	-
Anthony Guerino	0	0	765,000	765,000.07%
Abraham Biderman	1,076,000	0	1,065,000	2,141,900.18%
Gustave Dotoli (4)	22,793,033	0	35,775,000	58,568,033	4.88%
Ron Durando (3) (4)	52,816,743	950,000	61,175,000	114,941,743	9.38%
Ned Ergul	2,850,000	0	2,655,000	5,055,000.47%
Martin Smiley (4)	17,062,629	2,345,569	19,700,000	39,108,198	3.30%
Microphase Corporation	42,726,686	4,322,222	0	47,048,908	4.03%

Total Affiliates	139,325,991	7,617,791	121,135,000	268,078,782	22.31%

(1) Unless otherwise indicated, the address of each beneficial owner is 587 Connecticut Avenue, Norwalk, Connecticut 06854-1711.

(2) Unless otherwise indicated, mPhase believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company beneficially owned by them. The percentage for each beneficial owner listed above is based on 1,163,726,952 shares outstanding on June 22, 2010, and, with respect to each person holding options or warrants to purchase shares that are exercisable within 60 days after June 22, 2010, the number of options and warrants are deemed to be outstanding and beneficially owned by the person for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 1,816,148 shares held by Durando Investment LLC. Shares held by Janifast which Mr. Durando controls are stated separately.

(4) Does not include 55,552,180, 35,536,133 and 24,226,000 shares issuable for unpaid compensation and loans plus accrued interest, if converted, for Messrs. Durando, Dotoli and Smiley respectively. Such conversions are subject to availability of authorized shares. During the fiscal year ended June 30, 2009 and the quarter ended September 30, 2009, the Company recorded $914,060 and $82,609, respectively, of beneficial interest expense with respect to the conversion feature.

EXECUTIVE COMPENSATION

Our executive officers, directors and other significant employees and their ages and positions as of June 30, 2010 are as follows:

Name of Individual	Age	Position with the Company and Subsidiaries
Ronald A. Durando	52	Chief Executive Officer, Chairman of the Board
Gustave T. Dotoli (2)	74	Chief Operating Officer, Director
Victor Lawerence	60	Director
Anthony Guerino (1)(2)	65	Director
Abraham Biderman (1)(2)	62	Director
Martin Smiley	62	Executive Vice President, Chief Financial Officer, General Counsel, Director

(1) Member of Audit Committee

(2) Member of Compensation Committee

The following table sets forth, for the fiscal year ended June 30, 2009 and the two previous fiscal years, the compensation earned by mPhase's chief executive officer and the other executive officers whose compensation was greater than $100,000 for services rendered in all capacities to the Company.

SUMMARY EXECUTIVE COMPENSATION

NAME & PRINCIPAL POSITION	YEAR		SALARY		BONUS		STOCK AWARDS			OPTION AWARDS		NON_EQUITY INCENTIVE	PENSION VALUE		OTHER			TOTAL
Ronald Durando President Chief Executive Officer	2009 2008 2007	$ $ $	275,718 393,600 393,600	$ $ $	0 0 0	$ $ $	1,541,700 0 860,000	(5) (5)	$ $ $	1,944,912 0 196,000	(6) (6)	N/A N/A N/A	N/A N/A N/A	$ $ $	61,473 19,490 7,500	(4) (1)	$ $ $	3,823,803 413,090 1,457,100
Gustave Dotoli Chief Operating Officer	2009 2008 2007	$ $ $	229,000 282,000 282,000	$ $ $	0 0 0	$ $ $	913,600 0 450,000	(5) (5)	$ $ $	1,166,947 0 126,000	(6) (6)	N/A N/A N/A	N/A N/A N/A	$ $ $	62,514 4,156 7,538	(4) (2)	$ $ $	2,372,061 286,156 865,538
Martin Smiley Executive Vice President CFO and General Counsel	2009 2008 2007	$ $ $	182,292 200,000 200,000	$ $ $	0 0 0	$ $ $	571,000 0 262,500	(5) (5)	$ $ $	700,168 0 56,000	(6) (6)	N/A N/A N/A	N/A N/A N/A	$ $ $	21,048 18,752 8,550	(4) (3)	$ $ $	1,474,508 218,752 527,050

Footnotes

(1) Consists of directors fees of $7,500 in 2007.

(2) Consists of directors fees of $7,500 in 2007 plus interest of $38 in 2007 on loan to the Company.

(3) Consists of directors fees of $3,750 plus $4,800 interest on loans to the Company.

(4) Interest on loans to the Company.

(5) Share grants are valued at the share price on the date the grant was authorized by the board of directors. The shares under the 2009 grant to officers are restricted from resale through August, 2010.

(6) The fair value of options granted in fiscal years ended June 30, 2007 and 2009 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions: annual expected return of 0%, an average life of 5 years, annual volatility of 71% and 80.3% and a risk-free interest rate of 2.25% and 3.0% in the years 2007 and 2009 respectively.

Compensation of Directors

During fiscal year ended June 30, 2009, mPhase did not compensate any directors with cash stipends. During the fiscal year ended June 30, 2009, inside directors were compensated for services both as officers and directors with stock options and stock grants. The Company did award Messrs. Durando, Dotoli, Smiley, Biderman, Guerino, and Lawrence five year stock options at an exercise price of $.05 each on September 2, 2008, none of which have been exercised through this date.

Option Exercises and Stock Vesting FYE June 30, 2009

	OPTION AWARDS		STOCK AWARDS
	Number of		Number of
	shares	Value	shares	Value*
	to be acquired	realized	awarded
Name	on exercise	on exercise
Ronald Durando President CEO	50,000,000	N/A	27,000,000	$1,541,700
Gustave Dotoli COO	30,000,000	N/A	16,000,000	$1,166,947
Martin Smiley Executive VP CFO Chief Legal Counsel	18,000,000	N/A	10,000,000	$700,168
Abraham Biderman Director	2,000,000	N/A	4,000,000	$228,400
Anthony Guerino Director	100,000	N/A	100,000	$5,710
Victor Lawrence Director	100,000	N/A	100,000	$5,710

* Share grants are valued at the share price on the date the grant was authorized by the board of directors. The shares under the 2009 grant to officers are restricted from resale through August, 2010.

During fiscal year ended June 30, 2008, mPhase did not compensate inside or outside directors with any cash stipends, stock options, stock awards or other compensation for their service as directors of the Company.

Option Exercises and Stock Vesting FYE June 30, 2008

	OPTION AWARDS		STOCK AWARDS
	Number of		Number of
	shares	Value	shares	Value
	to be acquired	realized	awarded
Name	on exercise	on exercise
Ronald Durando President CEO	0	N/A	0	N/A
Gustave Dotoli COO	0	N/A	0	N/A
Martin Smiley Executive VP CFO Chief Legal Counsel	0	N/A	0	N/A
Abraham Biderman Director	0	N/A	0	N/A
Anthony Guerino Director	0	N/A	0	N/A
Victor Lawrence Director	0	N/A	0	N/A

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30, 2009

			Equity
	Number of	Number of	Incentive				Market
	Securities	Securities	Plan			Number	Value
	Underlying	Underlying	Awards			of	of
	Unexercised	Unexercised	Number	Option	Option	Shares	Shares
	Options	Options	of	Exercise	Expiration	Not	Not	Equity
	(Exercisable)	(Unexercisable)	Securities	Price	Date	Vested	Vested	Incentive
Ronald	2,500,000	0	0	$0.35	12/31/2009	0	0	0
Durando	550,000	0	0	$0.18	2/23/2011	0	0	0
President	3,450,000	0	0	$0.18	2/23/2011	0	0	0
CEO	475,000	0	0	$0.21	2/23/2011	0	0	0
	3,525,000	0	0	$0.21	2/23/2011	0	0	0
	1,000,000	0	0	$0.21	3/28/2011	0	0	0
	750,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	1,400,000	0	0	$0.21	8/24/2011	0	0	0
	50,000,000	0	0	$0.05	9/16/2013	0	0	0
Gustave	1,000,000	0	0	$0.35	12/31/2009	0	0	0
Dotoli	550,000	0	0	$0.18	2/23/2011	0	0	0
COO	1,250,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	1,325,000	0	0	$0.21	2/23/2011	0	0	0
	750,000	0	0	$0.21	3/28/2011	0	0	0
	500,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	900,000	0	0	$0.21	8/24/2011	0	0	0
	30,000,000	0	0	$0.05	9/16/2013	0	0	0
Martin	550,000	0	0	$0.18	2/23/2011	0	0	0
Smiley	475,000	0	0	$0.21	2/23/2011	0	0	0
Executive VP	25,000	0	0	$0.21	2/23/2011	0	0	0
CFO Chief	250,000	0	0	$0.25	6/14/2011	0	0	0
Legal	400,000	0	0	$0.21	6/24/2011	0	0	0
Counsel	18,000,000	0	0	$0.05	9/16/2013	0	0	0

OUTSTANDING EQUITY AWARDS at FISCAL YEAR END JUNE 30.2008

Equity
Number of	Number of	Incentive				Market
Securities	Securities	Plan			Number	Value
Underlying	Underlying	Awards			of	of
Unexercised	Unexercised	Number	Option	Option	Shares	Shares
Options	Options	of	Exercise	Expiration	Not	Not	Equity
(Exercisable)	(Unexercisable)	Securities	Price	Date	Vested	Vested	Incentive
Ronald Durando	500,000	0	0	$0.45	6/19/2009	0	0	0
President CEO	1,000,000	0	0	$0.45	6/19/2009	0	0	0
	2,500,000	0	0	$0.35	12/31/2009	0	0	0
	550,000	0	0	$0.18	2/23/2011	0	0	0
	3,450,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	3,525,000	0	0	$0.21	2/23/2011	0	0	0
	1,000,000	0	0	$0.21	3/28/2011	0	0	0
	750,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	1,400,000	0	0	$0.21	8/24/2011	0	0	0
Gustave Dotoli	250,000	0	0	$0.45	6/19/2009	0	0	0
COO	500,000	0	0	$0.35	6/19/2009	0	0	0
	1,000,000	0	0	$0.35	12/31/2009	0	0	0
	550,000	0	0	$0.18	2/23/2011	0	0	0
	1,250,000	0	0	$0.18	2/23/2011	0	0	0
	475,000	0	0	$0.21	2/23/2011	0	0	0
	1,325,000	0	0	$0.21	2/23/2011	0	0	0
	750,000	0	0	$0.21	3/28/2011	0	0	0
	500,000	0	0	$0.25	6/14/2011	0	0	0
	25,000	0	0	$0.25	6/14/2011	0	0	0
	900,000	0	0	$0.21	8/24/2011	0	0	0
Martin Smiley	550,000	0	0	$0.18	2/23/2011	0	0	0
Executive VP	475,000	0	0	$0.21	2/23/2011	0	0	0
CFO	25,000	0	0	$0.21	2/23/2011	0	0	0
Chief Legal	250,000	0	0	$0.25	6/14/2011	0	0	0
Council	400,000	0	0	$0.21	6/24/2011	0	0	0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Biderman, Dotoli and Guerino. Neither Messr. Biderman nor Guerino has been an officer or employee of mPhase. None of the Company's directors or executive officers served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire Board of Directors) of another entity during fiscal year 2008 or 2009 that has a director or executive officer serving also as a director on mPhase's Board of Directors. Mr. Dotoli, together with Mr. Durando and Mr. Ergul, were collectively controlling shareholders and directors of Janifast Ltd. In March of 2009, Janifast Ltd. terminated operations.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As indicated above, our Compensation Committee consists of Messrs. Dotoli, Biderman and Guerino. The committee determines all compensation paid or awarded to our executive officers and approves our overall compensation policies.

     The committee's goals are to attract and retain an executive management team that is capable of taking full advantage of our opportunities, and to provide incentives for outstanding performance. In arriving at an initial compensation offer to an individual, the committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications and industry standards. When determining subsequent adjustments to an individual's compensation package, the committee also evaluates the importance to stockholders of that person's continued service. This is a judgment process, exercised by the committee with the advice of our management and a compensation consultant.

     The executive officers' compensation structure consists of: (i) base salary, (ii) cash bonus and (iii) stock options.

     Base Salary. Each individual's base salary is determined by the committee after considering a variety of factors that make up our market value and prospective value, including the knowledge, experience and accomplishments of the individual, the individual's level of responsibility, and the typical compensation levels for individuals with similar credentials. The committee may change the salary of an individual on the basis of its judgment for any reason, including our performance or the performance of the individual, changes in responsibility, and changes in the market for executives with similar credentials. Salaries for 2008 and 2009 were set based on the above factors and after review of industry comparables.

     Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the committee with advice from our management, based upon the committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by our management and the committee.

     Stock Options. Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance our success will depend.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of such reports. mPhase has reviewed the report copies filed in 2009 and, based also on written representations from its directors and executive officers, the Company believes that there was compliance with Section 16(a) filing requirements for 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Material Related Party Transactions

The Company has material related party transactions. The Company incurs costs for engineering, design and production of prototypes and certain administrative functions from Microphase Corporation. Mr. Durando and Mr. Dotoli are officers of Microphase Corporation. Mr. Ergul and Mr. Durando collectively own a 90% controlling interest of Microphase Corporation and each is a director of Microphase Corporation. Microphase Corporation is a significant shareholder of mPhase.

Management believes the amounts charged to the Company by Microphase are commensurate with amounts that would be incurred if outside parties were used. The Company believes Microphase has the ability to fulfill its obligations to the Company without further support from the Company.

Transactions with Officers, Directors and their Affiliates

The Following Summarizes Compensation to Related Parties for the Fiscal Year Ended June 30, 2009

						TOTAL
	Durando	Dotoli	Smiley	Biderman	Microphase	Related
						Parties

Consulting / Salary	$275,718	$229,000	$182,292			$687,010
Interest	$61,473	$62,514	$21,048			$145,035
G&A					$16,773	$16,773
Rent					$36,000	$36,000
R&D					$150,000	$150,000
Finders Fees				$80,000		$80,000
Stock based compensation	$1,541,700	$913,600	$571,000	$228,400		$3,254,700
(shares issued)*
Stock based compensation	$1,944,912	$1,166,947	$700,168	$77,796		$3,889,823
(options issued)**
Total Compensation	$3,823,803	$2,372,061	$1,474,508	$386,196	$202,773	$8,259,341

Common Stock issued*	27,000,000	16,000,000	10,000,000	4,000,000		57,000,000
Options issued (5 years @ 5 cents)**	50,000,000	30,000,000	18,000,000	2,000,000		100,000,000

Summary of Transactions with Officers Twelve Months Ended June 30, 2009

	RON	GUS	MARTIN
	DURANDO	DOTOLI	SMILEY	TOTAL
NOTES PAYABLE OFFICERS
BALANCE 6/30/08	$0	$0	$204,038	$204,038
July 2008 Advances (Payments)	$0	$0	$2,500	$2,500
August 2008 Advances	$0	$0	$711	$711
(Payments)
Sept 2008 Advances (Payments)	$0	$8,000	$9,289	$17,289
Oct 2007 Advances (Payments)	$0	$(8,000)	$478	$(7,522)
Nov 2008 Advances (Payments)	$0	$0	$(10,000)	$(10,000)
Dec 2008 Advances (Payments)	$17,000	$23,000	$22,810	$62,810
Jan 2009 Advances (Payments)	$(17,000)	$(23,000)	$(8,016)	$(48,016)
Feb 2009 Advances (Payments)	$0	$16,000	$10,000	$26,000
Mar 2009 Advances (Payments)	$0	$(16,000)	$32,415	$16,415
Apr 2009 Advances (Payments)	$0	$0	$0	$0
May 2009 Advances (Payments)	$55,000	$30,000	$0	$85,000
June 2009 Advances (Payments)	$(55,000)	$(30,000)	$0	$(85,000)
BALANCE Notes Payable Officers	$0	$0	$264,225	$264,225
Deferred Compensation Converted into Notes	$278,000	$323,500	$0	$601,500
Net Consulting Fees Converted into Notes	$339,420	$127,256	$0	$466,676
Total Notes Due to Officers	$617,420	$450,756	$264,225	$1,332,400

Due To Officers
BALANCE 6/30/08	$298,990	$102,256	$0	$401,246

Consulting Fees & Expenses Incurred - 1st Qtr	$98,400	$70,500	$0	$168,900
Consulting Fees & Expenses Paid - 1st Qtr	$(101,500)	$(84,000)	$0	$(185,500)
Consulting Fees & Expenses Incurred - 2nd Qtr	$66,817	$58,000	$0	$124,817
Consulting Fees & Expenses Paid - 2nd Qtr	$(35,000)	$(32,500)	$0	$(67,500)
Consulting Fees & Expenses Incurred - 3rd Qtr	$60,501	$55,500	$0	$116,001
Consulting Fees & Expenses Paid - 3rd Qtr	$(31,626)	$(25,500)	$0	$(57,126)
Converted into Notes	$(339,582)	$(127,256)	$0	$(466,838)
Consulting Fees & Expenses Incurred - 4th Qtr	$0	$0	$0	$0
Consulting Fees & Expenses Paid - 4th Qtr	$(17,000)	$(11,450)	$0	$(28,450)
Other Adjustment	$0	$(5,550)	$0	$(5,550)
Balance Due to Officers	$0	$0	$0	$0

Total Due to Officers Before Interest	$617,420	$450,756	$264,225	$1,332,400
Interest Payable	$61,473	$62,514	$9,605	$133,592
Total Payable to Officers	$678,892	$513,270	$273,830	$1,465,992
COMPENSATION
Consulting / Salary Earned	$275,718	$229,000	$182,292	$687,010
Interest Earned	$61,473	$62,514	$21,048	$145,035
Stock Based Compensation - Shares	$1,541,700	$913,600	$571,000	$3,026,300
Stock Based Compensation - Options	$1,944,912	$1,166,947	$700,168	$3,812,027
Total Compensation Officers	$3,823,803	$2,372,061	$1,474,508	$7,670,072

The Following Summarizes Compensation to Related Parties for the Fiscal Year Ended June 30, 2008

						TOTAL
	Durando	Dotoli	Biderman	Smiley	Microphase	RELATED

Consulting / Salary	$393,600	$282,000		$200,000		$875,600
Interest	$19,490	$4,156		$18,752		$42,398
Rent					$60,000	$60,000
R&D					$28,151	$28,151
Finders Fees			$188,472			$188,472
Cost of Sales and SG&A					$30,089	$30,089

Totals	$413,090	$286,156	$188,472	$218,752	$118,240	$1,224,710

Summary of Amounts due to Officers
for the Year Ended June 30, 2008

	RON	GUS	MARTIN
	DURANDO	DOTOLI	SMILEY	TOTAL
NOTES PAYABLE OFFICERS
BALANCE 6/30/07	$85,000	$75,000	$161,000	$321,000
July 2007 Advances (Payments)	$(30,000)	$(75,000)		$(105,000)
August 2007 Advances (Payments)	$35,000	$75,100	$35,000	$145,100
Sept 2007 Advances (Payments)	$110,000			$110,000
Assumption of Note Payable- Sovereign	$110,000			$110,000
Oct 2007 Advances (Payments)	$25,000	$25,000	$25,000	$75,000
Nov 2007 Advances (Payments)	$76,000	$36,000	$11,000	$123,000
Dec 2007 Advances (Payments)	$25,000	$0	$0	$25,000
Transferred to Deferred Comp	$(148,000)	$(123,500)		$(271,500)
Jan 2008 Advances (Payments)	$2,000	$32,000		$34,000
Feb 2008 Advances (Payments)	$0	$55,000	$72,038	$127,038
Mar 2008 Advances (Payments)	$(180,000)	$(47,500)	$(40,000)	$(267,500)
April 2008 Advances (Payments)	$(110,000)	$(52,100)	$(45,000)	$(207,100)
May 2008 Advances (Payments)			$(15,000)	$(15,000)
June 2008 Advances (Payments)
BALANCE Notes Payable Officers	$0	$0	$204,038	$204,038

Deferred Compensation	$278,000	$323,500		$601,500

Due To Officers
BALANCE 6/30/07	$188,400	$75,500		$263,900
Consulting Fee Earned -1st Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 1st Qtr	$(39,500)	$(32,500)		$(72,000)
Consulting Fee Earned - 2nd Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 2nd Qtr	$(10,000)	$(10,000)		$(20,000)
Consulting Fee Earned - 3rd Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 3rd Qtr	$(12,000)	$(8,500)		$(20,500)
Consulting Fee Earned - 4th Qtr	$98,400	$70,500		$168,900
Consulting Fees Paid - 4th Qtr	$(221,510)	$(204,244)		$(425,754)
Balance Due to Officers	$298,990	$102,256		$401,246

Interest Payable	$0	$0	$18,751	$18,751
Totals Payable to Officers	$576,990	$425,756	$222,789	$1,225,535

Transactions with Microphase Corporation

mPhase's President and Chairman of the Board are also employees of Microphase Corporation. On May 1, 1997, the Company entered into an agreement with Microphase whereby it uses office space as well as the administrative services of Microphase, including the use of accounting personnel. Microphase also charges fees for specific projects on a project-by-project basis. The Company leases office space from Microphase at both its Norwalk and Little Falls locations. Current rental expense is $3,000 and $2,245 per month at Norwalk and Little Falls respectively. In addition, Microphase provides certain research and development services and shares administrative personnel from time to time. During the year ended June 30, 2009, Microphase Corporation charged the Company $150,000 for project management fees, $36,000 for rent and $16,773 for administrative expenses.

During the years ended June 30, 2007, 2008 and 2009 and for the period of time from mPhase's inception (October 2, 1996) to June 30, 2009, $332,834, $118,240 and $202,773 and $8,670,776, respectively, have been charged to expense or inventory under these Agreements and is included in operating expenses in the consolidated statements of operations of the Company.

Additionally, in July 2009, Microphase Corporation converted $200,000 of accounts payable into 26,666,667 shares of the Company's common stock at $.0075 per share. Such price was determined based upon the price of private placements of equity by the Company during such period. The Company recorded $586,667 beneficial conversion interest expense on this transaction during the quarter ended September 30, 2009.

Transactions with Janifast Ltd.

Janifast Ltd., a Hong Kong corporation manufacturer, has produced components for our prototype Traverser_ DVDDS product. Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli were controlling shareholders of Janifast Ltd. with an aggregate ownership interest of greater than 75% of Janifast Ltd. Mr. Durando was Chairman of the Board of Directors and Mr. Ergul was a Director of Janifast. In March of 2009 Janifast Ltd. ceased operations due to adverse financial conditions.

SHAREHOLDERS PROPOSALS FOR THE 2010 ANNUAL MEETING

     Shareholders who may wish to present proposals for inclusion in our proxy materials and for consideration at the 2010 Annual Meeting of Shareholders must submit such proposals in writing to our Corporate Secretary in accordance with all applicable rules and regulations of the SEC for receipt by us no later than October 1, 2010. A signed proxy shall confer discretionary authority upon us to vote on all shareholder proposals that are not received by us on or before October 1, 2010.

COST OF SOLICITATION

     The accompanying proxy is solicited by and on behalf of our Board of Directors. We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees will not receive additional compensation for such solicitation. Brokerage firms, nominees, custodians and fiduciaries also will be requested to forward proxy materials to beneficial owners of shares held of record by them. We may reimburse brokerage firms, nominees, custodians, fiduciaries and other record holders for their reasonable out of pocket expenses in forwarding proxy materials to the beneficial owners and obtaining their proxies.

ADDITIONAL INFORMATION

     A copy of our Form 10-K, as amended, for the each of our fiscal years ended June 30, 2009 and June 30, 2008 is being provided to all shareholders with this Proxy Statement. In addition, Form 10-K with exhibits is available via the Internet at the website http://www.freeedgar.com.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Special Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

By Order of the Board of Directors

Gustave T. Dotoli
Corporate Secretary

Norwalk, Connecticut

August 31, 2010

VOTE BY INTERNET - www.proxyvote.com
MPHASE TECHNOLOGIES, INC. C/O JERSEY TRANSFER 201 BLOOMFIELD AVE., SUITE 26 VERONA, NJ 07044	Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by mPHASE TECHNOLOGIES, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to mPHASE TECHNOLOGIES, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
MPHSE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

mPHASE TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

				For	Against	Abstain

Approval of an amendment to our Amended Certificate of Incorporation authorizing an increase in authorized shares of common stock of the Company from 2 billion shares to 4 billion shares, $.01 par value.
				[ ]	[ ]	[ ]

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such.

For address changes/comments, please check this box and write them on the back where indicated.				[ ]

		Yes	No

Please indicate if you plan to attend this meeting.		[ ]	[ ]

HOUSEHOLDING ELECTION
Please indicate if you consent to receive certain future investor communications in a single package per household.		[ ]	[ ]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

PROXY

mPHASE TECHNOLOGIES, INC.
SPECIAL MEETING OF SHAREHOLDERS
October 13, 2010, 10:00 A.M.

The undersigned hereby appoints Gustave T. Dotoli and Martin Smiley, or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the Special Meeting of Shareholders and to vote all shares of mPhase Technologies, Inc. which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at our offices at 587 Connecticut Avenue, Norwalk, CT 06854, on Wednesday, October 13, 2010 at 10:00 a.m. and at all postponements or adjournments upon the matters listed on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE SIDE. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed on back)

Exhibit I

AMENDED AND RESTATED

BY-LAWS

OF
MPHASE TECHNOLOGIES, INC

ARTICLE I –OFFICES

The registered office of the corporation shall be 201 Bloomfield Avenue, Verona, New Jersey 07044

The registered agent of the corporation is Jersey Transfer & Trust Co. Attn: Jeffrey Manger, Vice President, with an office at 201 Bloomfield Avenue, Verona, New Jersey 07044..

The corporation may also have offices at such other places within or without the State of New Jersey as the board may from time to time determine or the business of the corporation may require.

ARTICLE II-SHAREHOLDERS

1. PLACE OF MEETINGS.

     Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New Jersey as the board shall authorize.

2. ANNUAL MEETING.

     The annual meeting of the shareholders shall be held once a year on a date fixed by the board.

3. SPECIAL MEETINGS.

     Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request, in writing, of a majority of the board or at the request, in writing, by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose stated in the notice.

4. NOTICE OF MEETINGS OF SHAREHOLDERS.

     Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

     When a meeting is adjourned to another time or place, it shall not be necessary, unless the by-laws otherwise provide, to give notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

5. WAIVER OF NOTICE OR OF LAPSE OF TIME.

     (a) Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     (b) Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived, in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as at the date of the taking of such action.

6. ACTION BY SHAREHOLDERS WITHOUT A MEETING.

     Any action required or permitted to be taken at a meeting of shareholders by statute, the certificate of incorporation, or by-laws, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The written consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders.

7. QUORUM OF SHAREHOLDERS.

     (a) Unless otherwise provided in the certificate of incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

     (b) Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of paragraph (a) shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

8. ORDER OF BUSINESS.

     The order of business at all meetings of the shareholders shall be as follows:

     (a) Roll call.
     (b) Proof of notice of meeting or waiver of notice.
     (c) Reading of minutes of preceding meeting.
     (d) Reports of officers.
     (e) Reports of committees.
     (f) Election of inspectors of election.
     (g) Election of directors.
     (h) Unfinished business.
     (i) New business.

ARTICLE III-DIRECTORS

1. BOARD OF DIRECTORS.

     Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age.

2. NUMBER OF DIRECTORS.

     The number of directors shall be not less than 3 and no more than 11.

3. TERM OF DIRECTORS.

     The directors named in the certificate of incorporation shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting, except as otherwise required by the certificate of incorporation or the by-laws in the case of classification of directors. Each director may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

     (a) Any directorship not filled at the annual meeting and any vacancy, however caused, occurring in the board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director. A director so elected by the board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

     (b) When one or more directors shall resign from the board effective at a future date, a majority of the directors then in office including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     (c) Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless the certificate of incorporation or a by-law adopted by the shareholders authorizes the board to fill such directorship. A director elected by the board to fill any such directorship shall hold office until the next succeeding annual meeting of shareholders for the election of directors and until his successor shall have been elected and qualified.

     (d) If by reason of death, resignation or other cause the corporation has no directors in office, any shareholder or the executor or administrator of a deceased director may call a special meeting of shareholders for the election of directors and, over his own signature, shall give notice of said meeting in accordance with the by-laws.

5. REMOVAL OF DIRECTORS.

     One or more or all the directors of the corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.

6. QUORUM OF BOARD OF DIRECTORS AND COMMITTEES; ACTION OF DIRECTORS WITHOUT A MEETING.

     A majority of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the certificate of incorporation shall provide that a greater or lesser number shall constitute a quorum, which in no case shall be less than the greater of two persons or one-third of the entire board or committee, except that when a board of one director is authorized one director shall constitute a quorum. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same effect as a unanimous vote of the board or committee for all purposes.

7. PLACE OF BOARD MEETINGS.

     Meetings of the board may be held either within or without the State of New Jersey.

8. REGULAR ANNUAL MEETING.

     A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

9. NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT.

     (a) Regular meetings of the board may be held with or without notice as prescribed in the bylaws. Special meetings of the board shall be held upon such notice as is prescribed in the by-laws. Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the board need be specified in the notice or waiver of notice of such meeting unless required by the by-laws. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

     (b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

ARTICLE IV-OFFICERS

1. OFFICES, ELECTION TERM, SALARIES, SECURITY.

     (a) The officers of a corporation shall consist of a president, a secretary, a treasurer, and, if desired, a chairman of the board, one or more vice presidents, and such other officers as may be prescribed by the by-laws. Unless otherwise provided in the by-laws, the officers shall be elected by the board.

     (b) Any two or more offices may be held by the same person.

     (c) Any officer elected as herein provided shall hold office for the term for which he is so elected and until a successor is elected and has qualified, subject to earlier termination by removal or resignation.

     (d) All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in the bylaws, or as may be determined by resolution of the board not inconsistent with the by-laws.

     (e) The salaries of all officers shall be fixed by the board.

     (f) In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

2. DELEGATION OF DUTIES.

     In case of the absence of any officer of the corporation, or for any other reason that may seem sufficient to the board, the directors may, by a majority vote of the board, delegate the powers and duties of such officer, for the time being, to any other officer, or to a director.

3. REMOVAL AND RESIGNATION OF OFFICERS; FILLING OF VACANCIES.

     (a) Any officer elected by the board may be removed by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

     (b) An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

     (c) Any vacancy occurring among the officers, however caused, shall be filled in the manner provided in the election of the board for the unexpired term.

4. PRESIDENT.

     The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

5. VICE PRESIDENTS.

     During the absence or disability of the president, the vice president, or if there are more than one, the executive vice president shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

6. SECRETARY.

     The secretary shall: attend all meetings of the board and of the shareholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of shareholders and of the special meetings of the board; keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board; when required, prepare a list of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner; and perform such other duties as may be prescribed by the board.

7. ASSISTANT-SECRETARIES.

     During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

8. TREASURER.

     The treasurer shall: have the custody of the corporate funds and securities; keep full and accurate accounts or receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board; disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements; render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation; render a full financial report at the annual meeting of the shareholders if so requested; be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation; and perform such other duties as are given to him by the by-laws or as from time to time are assigned to him by the board or the president.

9. ASSISTANT-TREASURER.

     During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

ARTICLE V-CERTIFICATES FOR SHARES AND DIVIDENDS

1. CERTIFICATES REPRESENTING SHARES.

     The shares of a corporation shall be represented by certificates signed by, or in the name of the corporation by, the chairman or vice-chairman of the board, or the president or a vice-president, and may be countersigned by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof.

2. LOST OR DESTROYED CERTIFICATES.

     The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3. TRANSFER OF SHARES.

     (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

     (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by New Jersey Statutes.

4. CLOSING TRANSFER BOOKS.

     The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty-day period immediately preceding (a) any shareholders’ meeting, or (b) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting, or (b) allowing them to take appropriate action, or (c) entitling them to receive any dividend or other form of distribution.

5. DIVIDENDS.

     (a) Subject to any restrictions contained in the certificate of incorporation and to applicable law, the corporation may, from time to time, by resolution of its board, pay dividends on its shares in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations, except when the corporation is insolvent or would thereby be made insolvent.

     (b) Dividends may be declared or paid and other distributions may be made out of surplus only, except as otherwise provided by statute.

ARTICLE VI-CORPORATE SEAL

     The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VII –FISCAL YEAR

The fiscal year shall begin the first day of July each year.

ARTICLE VIII-BY-LAW CHANGES

AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

     (a) Except as otherwise provided in the certificate of incorporation the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon.

     (b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the change made.

ARTICLE IX-INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

      The corporation shall indemnify any directors, officers, employees, or agents to the full extent permitted by the New Jersey Business Corporation Act.